Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces
Fourth Quarter and Fiscal Year 2015 Financial Results

Fourth Quarter 2015 Revenue Increases 205 Percent Year-over-Year to $98.9 Million,
Bringing Full-Year 2015 Revenue to $300.4 Million, Representing an Increase of 126 Percent
Carlsbad, Calif. – February 8, 2016 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, and for data center, metro, and long-haul fiber networks, today announced financial results for the fourth quarter and year ended December 31, 2015.
Management Commentary
“We are pleased to announce strong fourth quarter 2015 revenue of $98.9 million, consistent with our revised guidance issued on January 6, 2016, representing an increase of approximately 4 percent sequentially, an increase of approximately 205 percent year-over-year, and sequential expansion in both GAAP and non-GAAP gross margins to 56.4% and 58.1%, respectively. These results bring to close another successful year in which we increased our annual revenue by 126 percent. This strong annual revenue increase was not only enabled by the acquisition of Entropic in April 2015, but also by meaningful contributions from our organic initiatives in satellite pay TV and high-speed optical interconnect markets. The strength in fourth quarter revenue was broad-based, with increases derived from the early ramp of high-speed optical interconnect solutions addressing 100Gbps long-haul infrastructure upgrades in China, and additional growth across a range of cable and satellite platforms more than offsetting seasonal weakness in legacy video SoCs,” commented Kishore Seendripu, Ph.D., Chairman and CEO.
“We are also pleased to report a strong quarter of operating cash flow, one in which we generated approximately $25 million. The strong cash flow generation reflects our continued focus on supply-chain optimization, tight operating expense management, and related progress made towards the integration of Entropic. We remain encouraged by the progress we are making in expanding our strategic footprint in our core broadband operator markets. At the same time, we are also exploiting new and exciting opportunities for our leading analog and mixed-signal technology platform in the wireless infrastructure, data-center, metro and long-haul telecommunications, and cable infrastructure markets.”
Generally Accepted Accounting Principles (GAAP) Results
Net revenue for the fourth quarter 2015 was $98.9 million, an increase of 4 percent compared to the third quarter 2015, and an increase of 205 percent compared to the fourth quarter 2014. Gross profit for the fourth quarter 2015 was 56.4 percent of revenue, compared to 53.6 percent for the third quarter 2015, and 60.8 percent for the fourth quarter 2014.
Operating expenses for the fourth quarter 2015 were $64.5 million, an increase of 31 percent compared to the third quarter 2015, and an increase of 166 percent compared to the fourth quarter 2014. Operating expenses as a percentage of revenue were 65 percent for the fourth quarter 2015, 52 percent for the third quarter 2015 and 75 percent for the fourth quarter 2014.
Net loss for the fourth quarter 2015 was $8.5 million, or $0.14 per share (diluted), which included $21.6 million in intangible asset impairment charges and $2.3 million in restructuring charges. These results compare to a net income of $1.6 million, or $0.03 per share (diluted), for the third quarter 2015, and net loss of $2.4 million, or $0.06 per share (diluted), for the fourth quarter 2014.
Cash flow provided by operations for the fourth quarter 2015 totaled $24.6 million, compared to cash provided by operations of $22.1 million for the third quarter 2015, and cash used in operations of $5.8 million for the fourth quarter 2014.
Cash, cash equivalents and investments totaled $130.5 million at December 31, 2015, compared to $104.8 million at September 30, 2015, and $79.4 million at December 31, 2014.

Net revenue for the year ended December 31, 2015 was $300.4 million, an increase of 126 percent compared to the year ended December 31, 2014. Gross profit for the year ended December 31, 2015 was 51.7 percent of revenue, compared to 61.6 percent for the year ended December 31, 2014. Operating expenses for the year ended December 31, 2015 were $199.1 million, a 119 percent increase compared to the year ended December 31, 2014. Operating expenses as a percentage of revenue were 66 percent for the year ended December 31, 2015, compared to 68 percent for the year ended December 31, 2014. Net loss for the year ended December 31, 2015 was $42.3 million, or $0.79 per share (diluted), compared to a net loss of $7.0 million, or $0.19 per share (diluted), for the year ended December 31, 2014. Cash flow provided by operations for the year ended December 31, 2015 totaled $55.0 million, compared to $12.2 million for the year ended December 31, 2014.
Non-GAAP Results
Non-GAAP gross profit percentage for the fourth quarter 2015 was 58.1 percent of revenue, compared to 56.7 percent for the third quarter 2015, and 60.9 percent for the fourth quarter 2014.
Non-GAAP operating expenses were $27.4 million, $29.1 million and $17.5 million for the fourth quarter 2015, third quarter 2015 and fourth quarter 2014, respectively. Non-GAAP operating expenses decreased 6 percent when compared to the third quarter 2015, and increased 56 percent when compared to fourth quarter 2014. Non-GAAP operating expenses as a percentage of revenue were 28 percent, 31 percent and 54 percent for the fourth quarter 2015, third quarter 2015 and fourth quarter 2014, respectively. Non-GAAP operating margins were 30 percent, 26 percent and 7 percent for the fourth quarter 2015, third quarter 2015 and fourth quarter 2014, respectively.
Non-GAAP net income for the fourth quarter 2015 was $30.1 million, or $0.46 per share (diluted), compared to net income of $25.1 million, or $0.40 per share (diluted), for the third quarter 2015, and $2.1 million, or $0.05 per share (diluted), for the fourth quarter 2014.

Non-GAAP gross profit for the year ended December 31, 2015 was 58.1 percent, compared to 61.7 percent for the year ended December 31, 2014. Non-GAAP operating expenses were $103.7 million and $69.1 million for the years ended December 31, 2015 and 2014, respectively. Non-GAAP operating expenses as a percentage of revenue were 35 percent and 52 percent for the years ended December 31, 2015 and 2014, respectively. Non-GAAP operating margins were 24 percent and 10 percent for the years ended December 31, 2015 and 2014, respectively. Non-GAAP net income for the year ended December 31, 2015 was $70.3 million, or $1.27 per share (diluted), compared to $12.5 million, or $0.32 per share (diluted), for the year ended December 31, 2014.
First Quarter 2016 Revenue and Gross Margin Guidance
We expect revenue in the first quarter of 2016 to be between $100 million and $105 million, GAAP gross profit to be approximately 57% of revenue, and non-GAAP gross profit to be 59% to 60% of revenue.

Conference Call Details
MaxLinear will host its fourth quarter and fiscal year 2015 financial results conference call today, February 8, 2016 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-888-471-3843 / International: 1-719-325-2281 with conference ID: 4672837. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until February 22, 2016. A replay of the conference call will also be available until February 22, 2016 by dialing US toll free: 1-888-203-1112 / International: 1-719-457-0820 and referencing passcode: 4672837.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for first quarter 2016 revenue and gross profit percentage); the impact of our recent acquisitions of Entropic and Physpeed; and trends and growth opportunities in our product markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, financial condition, and stock price, include, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third party in the United States District Court in Delaware; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2014 as amended by Amendment No. 1 filed with the SEC on March 12, 2015; our subsequent Quarterly Reports on Form 10-Q; and our Current Reports on Form 8-K. In addition, when available, investors should review the information to be set forth under the caption “Risk Factors” in MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2015, which MaxLinear expects to file with the SEC in February 2016. All forward-looking statements are based on the estimates, projections and assumptions of management as of February 8, 2016, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, gross profit percentage, operating expenses, operating margins and earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2015, which we intend to settle in shares of our class A common stock in 2016; (iii) an accrual related to our performance based bonus plan for 2014, which we settled in stock in May 2015; (iv) amortization of inventory step-up; (v) amortization of purchased intangible assets; (vi) impairment of production masks; (vii) severance charges; (viii) restricted merger proceeds and contingent consideration; (ix) acquisition and integration costs related to our recently completed acquisitions of Physpeed and Entropic; (x) professional fees and settlement costs related to our previously disclosed IP litigation matters; (xi) impairment losses for intangible assets; (xii) restructuring charges related to our acquisition of Entropic; and (xiii) release of valuation allowance due to net deferred tax liability acquired. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.
Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2015 and 2014. Bonus payments for the 2014 and first half of the 2015 performance periods were settled through the issuance of shares of Class A common stock under our equity incentive plans in May and August 2015, and we currently expect that bonus payments under our 2015 programs for the second half of 2015 will also be settled in Class A common stock in 2016. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Restricted stock units to be granted under our equity incentive plan to Physpeed continuing employees if certain 2015 and 2016 revenue targets are met contingent upon continued employment reflect a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, amortization of inventory step-up, acquisition and integration costs primarily consisting of professional and consulting fees, restricted merger proceeds which represent merger proceeds held back from the former principal shareholders of Physpeed which will be paid on a quarterly basis through October 31, 2016 and the change in fair value of contingent consideration.
Restructuring charges incurred are related to our restructuring plan which addresses issues primarily relating to the integration of the Company and Entropic businesses. Severance charges incurred relate primarily to our exit of research and development activities in Shanghai, China, and other non-recurring charges related to the termination of employees and transitional employees from the Entropic acquisition.

Expenses incurred in relation to impairment of production masks reflect costs that were previously capitalized but for which future use is no longer expected.

Impairment losses related to the impairments taken on the fair value of acquired intangible assets.
Expenses incurred in relation to our intellectual property litigation include professional fees incurred.
The acquisitions of Entropic and Physpeed resulted in a net deferred tax liability, which led to the release of valuation allowance and a benefit (provision) for income taxes.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the first quarter of 2016.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a global provider of integrated, radio frequency, and mixed-signal integrated circuits and SoCs. The company is a pioneer in multimedia over coax alliance (MoCA) technology and its products serve broadband communications and infrastructure industries, including cable TV, satellite TV, data center, metro, and long-haul optical transport network applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Brian Nugent, CFA
Finance and Investor Relations Manager
Tel: 949-333-0237
MaxLinear, Inc. Corporate Contact:
Adam Spice
Chief Financial Officer
Tel: 949-333-0092

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	December 31, 2015 (1)	September 30, 2015 (1)	December 31, 2014
Net revenue	$98,949	$95,191	$32,478
Cost of net revenue	43,189	44,141	12,728
Gross profit	55,760	51,050	19,750
Operating expenses:
Research and development	22,640	23,491	14,681
Selling, general and administrative	17,960	25,457	9,601
Impairment losses	21,600	—	—
Restructuring charges	2,272	425	—
Total operating expenses	64,472	49,373	24,282
Income (loss) from operations	(8,712)	1,677	(4,532)
Interest income	107	47	54
Other income (expense), net	117	407	(44)
Income (loss) before income taxes	(8,488)	2,131	(4,522)
Provision (benefit) for income taxes	56	549	(2,160)
Net income (loss)	$(8,544)	$1,582	$(2,362)
Net income (loss) per share:
Basic	$(0.14)	$0.03	$(0.06)
Diluted	$(0.14)	$0.03	$(0.06)
Shares used to compute net income (loss) per share:
Basic	61,895	60,644	37,496
Diluted	61,895	63,209	37,496
___________________________________________
(1) Included three months of Entropic operations.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Years Ended
	December, 31, 2015 (1)	December 31, 2014
Net revenue	$300,360	$133,112
Cost of net revenue	144,937	51,154
Gross profit	155,423	81,958
Operating expenses:
Research and development	85,405	56,625
Selling, general and administrative	77,981	34,191
Impairment losses	21,600	—
Restructuring charges	14,086	—
Total operating expenses	199,072	90,816
Loss from operations	(43,649)	(8,858)
Interest income	275	236
Other income (expense), net	468	(123)
Loss before income taxes	(42,906)	(8,745)
Benefit for income taxes	(575)	(1,704)
Net loss	$(42,331)	$(7,041)
Net loss per share:
Basic	$(0.79)	$(0.19)
Diluted	$(0.79)	$(0.19)
Shares used to compute net loss per share:
Basic	53,378	36,472
Diluted	53,378	36,472
___________________________________________
(1) Included eight months of Entropic operations.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Operating Activities
Net (loss) income	$(8,544)	$1,582	$(2,362)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	9,479	17,296	1,580
Impairment of intangible assets	21,600	—	—
Provision for losses on accounts receivable	178	—	—
Provision for inventory reserves	155	—	—
Amortization of investment premiums, net	293	57	146
Amortization of inventory step-up	—	958	—
Stock-based compensation	5,364	5,193	3,928
Deferred income taxes	(197)	251	(2,292)
Loss (gain) on disposal of property and equipment	113	(39)	—
Loss (gain) on sale of available-for-sale securities	(42)	21	(3)
Impairment of long-lived assets	—	153	21
Impairment of leases	2,002	568	—
Changes in operating assets and liabilities:
Accounts receivable	(811)	(205)	2,379
Inventory	3,667	1,581	(1,213)
Prepaid and other assets	3,795	(2,684)	(350)
Accounts payable, accrued expenses and other current liabilities	(14,502)	(9,247)	17
Accrued compensation	(673)	3,181	241
Deferred revenue and deferred profit	(72)	3	(1,273)
Accrued price protection liability	322	3,925	(6,467)
Other long-term liabilities	2,431	(513)	(120)
Net cash provided by (used in) operating activities	24,558	22,081	(5,768)
Investing Activities		—
Purchases of property and equipment	(1,516)	(20)	(1,033)
Purchases of intangible assets	—	(100)	—
Cash used in acquisition, net of cash acquired	—	—	(9,136)
Purchases of available-for-sale securities	(27,697)	(25,712)	(20,245)
Maturities of available-for-sale securities	11,521	4,400	21,277
Net cash used in investing activities	(17,692)	(21,432)	(9,137)
Financing Activities		—
Net proceeds from issuance of common stock	3,604	2,891	1,720
Minimum tax withholding paid on behalf of employees for restricted stock units	(613)	(1,367)	(169)
Net cash provided by (used in) financing activities	2,991	1,524	1,551
Effect of exchange rate changes on cash and cash equivalents	(50)	(755)	(5)
Increase (decrease) in cash and cash equivalents	9,807	1,418	(13,359)
Cash and cash equivalents at beginning of period	58,149	56,731	34,055
Cash and cash equivalents at end of period	$67,956	$58,149	$20,696

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2015	2014
Operating Activities
Net loss	$(42,331)	$(7,041)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	40,641	5,107
Impairment of intangible assets	21,600	—
Provision for losses on accounts receivable	178	—
Provision for inventory reserves	155	—
Amortization of investment premiums, net	554	724
Amortization of inventory step-up	14,244	—
Stock-based compensation	19,268	15,008
Deferred income taxes	(1,906)	(2,281)
Loss (gain) on disposal of property and equipment	74	(3)
Gain sale of available-for-sale securities	(21)	—
Impairment of long-lived assets	153	29
Impairment of leases	8,163	—
Changes in operating assets and liabilities:
Accounts receivable	5,160	1,982
Inventory	(6,402)	(757)
Prepaid and other assets	4,495	(752)
Accounts payable, accrued expenses and other current liabilities	(23,447)	83
Accrued compensation	5,320	3,911
Deferred revenue and deferred profit	454	961
Accrued price protection liability	6,522	(4,999)
Other long-term liabilities	2,167	262
Net cash provided by operating activities	55,041	12,234
Investing Activities
Purchases of property and equipment	(2,996)	(8,800)
Purchases of intangible assets	(100)	—
Cash used in acquisition, net of cash acquired	(3,615)	(9,136)
Purchases of available-for-sale securities	(73,377)	(56,702)
Maturities of available-for-sale securities	69,029	57,172
Net cash used in investing activities	(11,059)	(17,466)
Financing Activities
Repurchases of common stock	(101)	—
Net proceeds from issuance of common stock	9,950	3,304
Minimum tax withholding paid on behalf of employees for restricted stock units	(5,141)	(3,810)
Equity issuance costs	(705)	—
Net cash provided by (used in) financing activities	4,003	(506)
Effect of exchange rate changes on cash and cash equivalents	(725)	(16)
Increase (decrease) in cash and cash equivalents	47,260	(5,754)
Cash and cash equivalents at beginning of period	20,696	26,450
Cash and cash equivalents at end of period	$67,956	$20,696

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2015	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$67,956	$58,149	$20,696
Short-term investments, available-for-sale	43,300	26,797	48,399
Accounts receivable, net	42,399	41,766	18,523
Inventory	32,443	36,265	10,858
Prepaid expenses and other current assets	3,904	4,500	2,438
Total current assets	190,002	167,477	100,914
Property and equipment, net	21,858	20,543	12,441
Long-term investments, available-for-sale	19,242	19,847	10,256
Intangible assets, net	51,355	79,655	10,386
Goodwill	49,779	49,373	1,201
Other long-term assets	2,269	5,715	513
Total assets	$334,505	$342,610	$135,711

Liabilities and stockholders’ equity
Current liabilities	$55,832	$67,485	$33,246
Other long-term liabilities	15,749	10,597	3,363
Total stockholders’ equity	262,924	264,528	99,102
Total liabilities and stockholders’ equity	$334,505	$342,610	$135,711

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
GAAP cost of net revenue	$43,189	$44,141	$12,728
Stock based compensation	(44)	(73)	(35)
Performance based equity	(97)	(148)	(6)
Amortization of inventory step-up	—	(958)	—
Amortization of purchased intangible assets	(1,578)	(1,572)	—
Impairment of production masks	—	(153)	—
Non-GAAP cost of net Revenue	41,470	41,237	12,687

GAAP R&D expenses	22,640	23,491	14,681
Stock based compensation	(2,850)	(3,496)	(2,534)
Incentive award compensation	(1,106)	(169)	—
Performance based equity	(1,227)	(1,013)	(790)
Amortization of purchased intangible assets	(96)	(97)	(45)
Severance charges	(22)	(173)	—
Restricted merger proceeds and contingent consideration	(210)	(209)	(139)
Non-GAAP R&D expenses	17,129	18,334	11,173

GAAP SG&A expenses	17,960	25,457	9,601
Stock based compensation	(1,278)	(1,442)	(1,359)
Incentive award compensation	(86)	(13)	—
Performance based equity	(642)	(740)	(328)
Amortization of purchased intangible assets	(4,938)	(12,066)	—
Acquisition and integration costs	(13)	(32)	(242)
Restricted merger proceeds and contingent consideration	(251)	(9)	—
Severance charges	(143)	(270)	—
IP litigation costs, net	(325)	(144)	(1,302)
Non-GAAP SG&A expenses	10,284	10,741	6,370

GAAP restructuring expenses	23,872	425	—
Impairment losses	(21,600)	—	—
Restructuring charges	(2,272)	(425)	—
Non-GAAP restructuring expenses	—	—	—

GAAP income tax expense (benefit)	56	550	(2,160)
Release (record) of valuation allowance due to net deferred liability acquired	165	(341)	2,335
Non-GAAP income tax expense	221	209	175

GAAP net income (loss)	(8,544)	1,582	(2,362)
Total Adjustments	(38,613)	(23,543)	(4,445)
Non-GAAP net income	30,069	25,125	2,083

Shares used in computing non-GAAP basic net income per share	61,895	60,644	37,496
Shares used in computing GAAP diluted net income (loss) per share	61,895	63,209	37,496
Dilutive common stock equivalents	3,284	—	1,683
Shares used in computing non-GAAP diluted net income per share	65,179	63,209	39,179
Non-GAAP basic net income per share	$0.49	$0.41	$0.06
Non-GAAP diluted net income per share	$0.46	$0.40	$0.05

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Years Ended December 31,
	2015	2014
GAAP cost of net revenue	$144,937	$51,154
Stock based compensation	(213)	(131)
Performance based equity	(256)	(28)
Amortization of inventory step-up	(14,244)	—
Amortization of purchased intangible assets	(4,202)	—
Impairment of production masks	(153)	—
Non-GAAP cost of net Revenue	125,869	50,995

GAAP R&D expenses	85,405	56,625
Stock based compensation	(11,739)	(9,686)
Incentive award compensation	(1,466)	—
Performance based equity	(4,032)	(1,944)
Amortization of purchased intangible assets	(405)	(45)
Severance charges	(862)	—
Restricted merger proceeds and contingent consideration	(834)	(139)
Non-GAAP R&D expenses	66,067	44,811

GAAP SG&A expenses	77,981	34,191
Stock based compensation	(5,744)	(5,191)
Incentive award compensation	(106)	—
Performance based equity	(2,086)	(1,330)
Amortization of purchased intangible assets	(24,989)	—
Acquisition and integration costs	(5,362)	(242)
Restricted merger proceeds and contingent consideration	(129)	—
Severance charges	(456)	—
IP litigation costs, net	(1,460)	(3,186)
Non-GAAP SG&A expenses	37,649	24,242

GAAP restructuring expenses	35,686	—
Impairment losses	(21,600)	—
Restructuring charges	(14,086)	—
Non-GAAP restructuring expenses	—	—

GAAP income tax benefit	(575)	(1,704)
Release of valuation allowance due to net deferred liability acquired	1,757	2,335
Non-GAAP income tax expense	1,182	631

GAAP net loss	(42,331)	(7,041)
Total Adjustments	(112,667)	(19,587)
Non-GAAP net income	70,336	12,546

Shares used in computing non-GAAP basic net income per share	53,378	36,472
Shares used in computing GAAP diluted net income (loss) per share	53,378	36,472
Dilutive common stock equivalents	1,962	2,418
Shares used in computing non-GAAP diluted net income per share	55,340	38,890
Non-GAAP basic net income per share	$1.32	$0.34
Non-GAAP diluted net income per share	$1.27	$0.32

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
GAAP cost of net revenue	43.6%	46.4%	39.2%
Stock based compensation	—%	(0.1)%	(0.1)%
Performance based equity	(0.1)%	(0.2)%	—%
Amortization of inventory step-up	—%	(1.0)%	—%
Amortization of purchased intangible assets	(1.6)%	(1.7)%	—%
Impairment of production masks	—%	(0.2)%	—%
Non-GAAP cost of net Revenue	41.9%	43.3%	39.1%

GAAP R&D expenses	22.9%	24.7%	45.2%
Stock based compensation	(2.9)%	(3.7)%	(7.8)%
Incentive award compensation	(1.1)%	(0.2)%	—%
Performance based equity	(1.2)%	(1.1)%	(2.4)%
Amortization of purchased intangible assets	(0.1)%	(0.1)%	(0.1)%
Severance charges	—%	(0.2)%	—%
Restricted merger proceeds and contingent consideration	(0.2)%	(0.2)%	(0.4)%
Non-GAAP R&D expenses	17.3%	19.3%	34.4%

GAAP SG&A expenses	18.2%	26.7%	29.6%
Stock based compensation	(1.3)%	(1.5)%	(4.2)%
Incentive award compensation	(0.1)%	—%	—%
Performance based equity	(0.6)%	(0.8)%	(1.0)%
Amortization of purchased intangible assets	(5.0)%	(12.7)%	—%
Acquisition and integration costs	—%	—%	(0.7)%
Restricted merger proceeds and contingent consideration	(0.3)%	—%	—%
Severance charges	(0.1)%	(0.3)%	—%
IP litigation costs, net	(0.3)%	(0.2)%	(4.0)%
Non-GAAP SG&A expenses	10.4%	11.3%	19.6%

GAAP Restructuring Expenses	24.1%	0.4%	—%
Impairment Losses	(21.8)%	—%	—%
Restructuring Charges	(2.3)%	(0.4)%	—%
Non-GAAP Restructuring Expenses	—%	—%	—%

GAAP income tax expense (benefit)	0.1%	0.6%	(6.7)%
Release (record) of valuation allowance due to net deferred liability acquired	0.2%	(0.4)%	7.2%
Non-GAAP income tax expense	0.3%	0.2%	0.5%

GAAP net income (loss)	(8.6)%	1.7%	(7.3)%
Total Adjustments	(39.0)%	(24.7)%	(13.7)%
Non-GAAP net income	30.4%	26.4%	6.4%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Years Ended December 31,
	2015	2014
GAAP cost of net revenue	48.3%	38.4%
Stock based compensation	(0.1)%	(0.1)%
Performance based equity	(0.1)%	—%
Amortization of inventory step-up	(4.7)%	—%
Amortization of purchased intangible assets	(1.4)%	—%
Impairment of production masks	(0.1)%	—%
Non-GAAP cost of net Revenue	41.9%	38.3%

GAAP R&D expenses	28.4%	42.5%
Stock based compensation	(3.9)%	(7.3)%
Incentive Award Compensation	(0.5)%	—%
Performance based equity	(1.3)%	(1.5)%
Amortization of purchased intangible assets	(0.1)%	—%
Severance charges	(0.3)%	—%
Restricted merger proceeds and contingent consideration	(0.3)%	(0.1)%
Non-GAAP R&D expenses	22.0%	33.7%

GAAP SG&A expenses	26.0%	25.7%
Stock based compensation	(1.9)%	(3.9)%
Incentive Award Compensation	—%	—%
Performance based equity	(0.7)%	(1.0)%
Amortization of purchased intangible assets	(8.3)%	—%
Acquisition and integration costs	(1.8)%	(0.2)%
Restricted merger proceeds and contingent consideration	—%	—%
Severance charges	(0.2)%	—%
IP litigation costs, net	(0.5)%	(2.4)%
Non-GAAP SG&A expenses	12.5%	18.2%

GAAP Restructuring Expenses	11.9%	—%
Impairment Losses	(7.2)%	—%
Restructuring Charges	(4.7)%	—%
Non-GAAP Restructuring Expenses	—%	—%

GAAP income tax benefit	(0.2)%	(1.3)%
Release of valuation allowance due to net deferred liability acquired	0.6%	1.8%
Non-GAAP income tax expense	0.4%	0.5%

GAAP net loss	(14.1)%	(5.3)%
Total Adjustments	(37.5)%	(14.7)%
Non-GAAP net income	23.4%	9.4%